EXHIBIT 23.1

           CONSENT OF ARTHUR ANDERSEN WIRTSCHAFTSPRUFUNGSGESELLSCHAFT
                         STEUERBERATUNGSGESELLSCHAFT MBH



October 5, 2000


Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated:

     o February 14, 2000, relating to the consolidated financial statements of BROKAT Infosystems Aktiengesellschaft as of December 31, 1999, June 30, 1999 and June 30, 1998, and for the six months ended December 31, 1999 and for each of the years in the three-year period ended June 30, 1999,

     o March 10, 2000 relating to the consolidated financial statements of MeTechnology Aktiengesellschaft as of and for the year ended December 31, 1998 and

     o March 10, 2000 relating to the consolidated financial statements of ESD Vermogensverwaltungsgesellschaft mbH as of and for the year ended December 31, 1997 included in Brokat AG's registration statement on Form F-4 (Registration Statement No. 333-45430) and to all references to our Firm included in this Registration Statement.


Arthur Andersen
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft mbH

/s/  Dr. Andreas Schmidt
-------------------------------
Dr. Andreas Schmidt

Stuttgart, Germany
October 5, 2000